As filed with the Securities and Exchange Commission on December 18, 2014

Registration No. 333-183045

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 2 to
FORM S‑3
Registration Statement
under
The Securities Act of 1933
_______________

Southern California Edison Company	California	95-1240335
SCE Trust II	Delaware	95-7104036
SCE Trust III SCE Trust IV SCE Trust V	Delaware Delaware Delaware	95-7250058 47-6653494 47-6656115
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue
Rosemead, California 91770
626-302-1212
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael A. Henry
Senior Attorney
2244 Walnut Grove Avenue (P.O. Box 800)
Rosemead, California 91770
626‑302‑4328
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.
_______________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐            Accelerated filer ☐
Non-accelerated filer ☑             Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
First and Refunding Mortgage Bonds			$0
Debt Securities			$0
$100 Cumulative Preferred Stock and Cumulative Preferred Stock			$0
Preference Stock			$0
Trust Preference Securities of SCE Trust II, SCE Trust III, SCE Trust IV and SCE Trust V (3)			$0
Guarantees of Trust Preference Securities of SCE Trust II, SCE Trust III, SCE Trust IV and SCE Trust V by Southern California Edison Company (3)			$0

(1)
An indeterminate principal amount or number of first and refunding mortgage bonds, debt securities, $100 cumulative preferred stock, cumulative preferred stock, preference stock and guarantees of Southern California Edison Company and of trust preference securities of SCE Trust II, SCE Trust III, SCE Trust IV and SCE Trust V as may from time to time be issued at indeterminate prices. Preference stock may be issued and sold to SCE Trust II, SCE Trust III, SCE Trust IV and SCE Trust V, in which event such securities may later be distributed to the holders of trust preference securities.

(2)	Registration fees are being deferred in reliance upon Rule 456(b) and Rule 457(r) under Securities Act of 1933.

(3)
Includes the rights of holders of the trust preference securities under the guarantees of trust preference securities and back-up undertakings, consisting of obligations by Southern California Edison Company, as set forth in the trust agreement, certificate of determinations and guarantee agreement, in each case as further described in this registration statement. No separate consideration will be received for any guarantees or back-up undertakings.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-183045) is being filed for the purposes of adding each of SCE Trust IV and SCE Trust V (the “Trusts”) as additional registrants under the Registration Statement. No changes or additions are being made hereby to the existing prospectuses relating to the securities to be issued from time to time by Southern California Edison Company or the Trusts, which remain a part of the Registration Statement. This Post-Effective Amendment No. 2 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

An estimate of the expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

Article Eighth of the Restated Articles of Incorporation of Southern California Edison Company authorizes Southern California Edison Company to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

Article VI of the Amended Bylaws of Southern California Edison Company contains provisions implementing the authority granted in Article Eighth of the Restated Articles of Incorporation. The Amended Bylaws provide for the indemnification of any director or officer of Southern California Edison Company, or any director or officer of Southern California Edison Company acting at the request of Southern California Edison Company as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated Articles of Incorporation of Southern California Edison Company, subject to the terms of any agreement between Southern California Edison Company and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors’ or officers’ liability insurance policy maintained by Southern California Edison Company; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Southern California Edison Company pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Southern California Edison Company or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to Southern California Edison Company or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Southern California Edison Company; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to Southern California Edison Company or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Corporations Code; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code. The exclusions set forth in clauses (iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of Southern California Edison Company for breach of duty to Southern California Edison Company or its shareholders. The Amended Bylaws of Southern California Edison Company also provide that Southern California Edison Company shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors of Southern California Edison Company or (b) a proceeding (or part thereof) other than a proceeding by or in the name of Southern California Edison Company to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Southern California Edison Company. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

Southern California Edison Company has directors’ and officers’ liability insurance policies in force insuring directors and officers of Southern California Edison Company and its subsidiaries. Southern California Edison Company has also entered into written agreements with each of its directors incorporating the indemnification provisions of its Amended Bylaws.

Item 16.    Exhibits.

See Exhibit Index.

Item 17.    Undertakings.

(a)    The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To (i) use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to any securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the registrant after the opening of bids, of a prospectus relating to any securities offered at competitive bidding, unless no further public offering of such securities by the registrant and no reoffering of such securities by the purchasers is proposed to be made.

(8) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(9) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(10) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Southern California Edison Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-183045) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 17th day of December, 2014.
SOUTHERN CALIFORNIA EDISON COMPANY

By /s/ George T. Tabata
George T. Tabata
Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-183045) has been signed by the following persons in the capacities and on the date indicated.

Signature    Title    Date

Principal Executive Officer:

/s/ Pedro J. Pizarro     Director and President     December 17, 2014
Pedro J. Pizarro

Principal Financial Officer:

/s/ Maria C. Rigatti    Senior Vice President and Chief     December 17, 2014
Maria C. Rigatti    Financial Officer

Principal Accounting Officer:

/s/ Connie J. Erickson     Vice President and Controller    December 17, 2014
Connie J. Erickson

Majority of Board of Directors:
Jagjeet S. Bindra*    Director    December 17, 2014
Vanessa C.L. Chang*    Director    December 17, 2014
Theodore F. Craver, Jr.*    Director    December 17, 2014
Bradford M. Freeman*    Director    December 17, 2014
Luis G. Nogales*    Director    December 17, 2014
Richard T. Schlosberg, III *    Director    December 17, 2014
Linda G. Stuntz*    Director    December 17, 2014
Thomas C. Sutton*    Director    December 17, 2014
Ellen O. Tauscher*    Director    December 17, 2014
Peter J. Taylor*    Director    December 17, 2014
Brett White*    Director    December 17, 2014

*By /s/ George T. Tabata, Attorney-in-Fact
(George T. Tabata, Attorney-in-Fact)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCE Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-183045) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 17th day of December, 2014.

SCE TRUST II
By: SOUTHERN CALIFORNIA EDISON COMPANY,
as Depositor

By     /s/ George T. Tabata
George T. Tabata

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCE Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-183045) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 17th day of December, 2014.

SCE TRUST III
By: SOUTHERN CALIFORNIA EDISON COMPANY,
as Depositor

By     /s/ George T. Tabata
George T. Tabata

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCE Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-183045) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 17th day of December, 2014.

SCE TRUST IV
By: SOUTHERN CALIFORNIA EDISON COMPANY,
as Depositor

By     /s/ George T. Tabata
George T. Tabata

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, SCE Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-183045) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 17th day of December, 2014.

SCE TRUST V
By: SOUTHERN CALIFORNIA EDISON COMPANY,
as Depositor

By     /s/ George T. Tabata
George T. Tabata

EXHIBIT INDEX

Exhibit
Number            Description

1.1    Form of Underwriting Agreement (First Mortgage Bonds)+
1.2    Form of Underwriting Agreement (Senior Debt Securities)+
1.3    Form of Underwriting Agreement (Subordinated Debt Securities)+
1.4    Form of Underwriting Agreement (Preferred Stock and Preference Stock)+
1.5    Form of Underwriting Agreement (Trust Preference Securities)+
3.1    Certificate of Restated Articles of Incorporation of Southern California Edison Company, effective March 2, 2006 (File No. 1-2313, filed as Exhibit 3.1 to Form 10-K for the year ended December 31, 2005)*
3.2    Amended Bylaws of Southern California Edison Company (File No. 1-2313, Form 8‑K dated June 22, 2012)*
3.3    Certificate of Trust of SCE Trust II (Registration No. 333‑44778)*
3.4    Certificate of Amendment to Certificate of Trust of SCE Trust II (Registration 333-136394*
3.5    Certificate of Trust of SCE Trust III (Registration No. 333-121192)*
3.6    Certificate of Amendment to Certificate of Trust of SCE Trust III (Registration 333-136394)*
3.7    Certificate of Trust of SCE Trust IV
3.8    Certificate of Trust of SCE Trust V
4.1    SCE First Mortgage Bond Trust Indenture, dated as of October 1, 1923 (Registration No. 2‑1369)*
4.2    Supplemental Indenture, dated as of March 1, 1927 (Registration No. 2‑1369)*
4.3    Third Supplemental Indenture, dated as of June 24, 1935 (Registration No. 2‑1602)*
4.4    Fourth Supplemental Indenture, dated as of September 1, 1935 (Registration No. 2‑4522)*
4.5    Fifth Supplemental Indenture, dated as of August 15, 1939 (Registration No. 2‑4522)*
4.6    Sixth Supplemental Indenture, dated as of September 1, 1940 (Registration No. 2‑4522)*
4.7    Eighth Supplemental Indenture, dated as of August 15, 1948 (Registration No. 2‑7610)*
4.8    Twenty‑Fourth Supplemental Indenture, dated as of February 15, 1964 (Registration No. 2‑22056)*
4.9    Eighty-Eighth Supplemental Indenture, dated as of July 15, 1992 (File No. 1-2313, Form 8‑K dated July 22, 1992)*
4.10    Form of New Supplemental Indenture+
4.11    Form of First Mortgage Bond+
4.12    Indenture for Senior Debt Securities (File No. 1-2313, Form 8-K dated January 28, 1993)*
4.13    Form of Senior Debt Security (included in Exhibit 4.12)*
4.14    Form of Indenture for Subordinated Debt Securities (Registration 333-136394)*
4.15    Form of Subordinated Debt Security (included in Exhibit 4.14)
(Registration 333-136394)*
4.16    Trust Agreement of SCE Trust II (Registration No. 333‑44778)*
4.17    Amendment to Trust Agreement of SCE Trust II (Registration No. 333-121192)*
4.18    Trust Agreement of SCE Trust III (Registration No. 333-121192)*
4.19    Form of Amended and Restated Declaration of Trust for each of SCE Trust II, SCE Trust III, SCE Trust IV and SCE Trust V relating to trust preference securities**
4.20    Form of Guarantee Agreement relating to trust preference securities**
4.21    Trust Agreement of SCE Trust IV

4.22	Trust Agreement of SCE Trust V

5.1	Opinion of Barbara E. Mathews as to legality of the securities being registered**
5.2    Opinion of Richards, Layton & Finger, P.A. relating to SCE Trust II and SCE Trust III**
5.3    Opinion of Richards, Layton & Finger, P.A. relating to SCE Trust IV and SCE Trust V
12.1    Statement regarding Computation of Ratios of Earnings to Fixed Charges and Preferred and Preference Stock**
12.2    Statement regarding Computation of Ratios of Earnings to Fixed Charges**
23.1    Consent of PricewaterhouseCoopers LLP**
24.1    Power of Attorney as to Southern California Edison Company**
25.1    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (First and Refunding Mortgage Bonds) **
25.2    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (Senior Debt Securities) **
25.3    Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (Subordinated Debt Securities) **

__________________
+ To be filed by amendment or by incorporation by reference in connection with the offering of the securities.
* Incorporated by reference pursuant to Rule 411.
** Previously filed with this Registration Statement